UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_________________________

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 10, 2008

GLEN BURNIE BANCORP

(Exact name of registrant as specified in its charter)

Maryland	0-24047	52-1782444
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

101 Crain Highway, S.E., Glen Burnie, Maryland 21061
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (410) 766-3300

Inapplicable
(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 2.06.	Material Impairments.

On September 10, 2008, Glen Burnie Bancorp (the “Company”), the bank holding company for The Bank of Glen Burnie, determined that it expected a significant write-down of investments in the three series of preferred stock issued by Federal National Mortgage Association (Fannie Mae) and Federal Home Loan Mortgage Corporation (Freddie Mac) held by the Company. These securities, which were AAA rated at the time of purchase, had a cost of $3,000,000 as of June 30, 2008 and had declined in value to $163,000 as of the close of business on September 9, 2008 as a result of the appointment of the Federal Housing Finance Agency as conservator over both Fannie Mae and Freddie Mac announced on September 7, 2008. Based on these developments, the Company will record an other-than-temporary impairment and take a non-cash charge to earnings related to these preferred securities for the quarter ending September 30, 2008.

The Company’s management has evaluated the capital condition of both the Company and the Bank, and has concluded that both would remain “well capitalized” under any valuation scenario involving the Fannie Mae and Freddie Mac preferred stock investment securities.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GLEN BURNIE BANCORP
(Registrant)

Date: September 15, 2008	By:	/s/ John E. Porter
John E. Porter
Chief Financial Officer